Exhibit 8.1

List of significant Subsidiaries of Buhrmann NV.

Unless otherwise stated, Buhrmann’s interest in the following companies and divisions is 100 percent. A full list of Group companies, with consideration to the respective legal regulations, is available for inspection at the Trade Register in Amsterdam. The addresses of the companies mentioned on the following pages can also be viewed on our website: www.buhrmann.com.

Office Products North America Division

UNITED STATES OF AMERICA

Corporate Express, Inc.

Broomfield, CO

Corporate Express Imaging & Computer Graphic Supplies

Deerfield Beach, FL

Specialty Business Group

Broomfield, CO

•             ASAP Software Express, Inc.

Buffalo Grove, IL

•             ASAP Software S.A.S.

St. Ouen (France)

•             Corporate Express Document & Print Management, Inc.

Omaha, NE

•             Corporate Express Promotional Marketing, Inc

St. Louis, MO

Central Region

Broomfield, CO

•             Central Midwest Division

Cincinnati, OH

•             Colorado Division

Aurora, CO

•             Gulf Coast Division

Baton Rouge, LA

•             Illinois Division

Woodridge, IL

•             Kansas Division

Kansas City, MO

•             Michigan Division

Warren, MI

•             Mid-South Division

Memphis, TN

•             Minnesota Division

Arden Hills, MN

•             Missouri Division

St. Louis, MO

•             Oklahoma Division

Tulsa, OK

•             Wisconsin Division

Wauwatosa, WI

Eastern Region

Somerset, NJ

•             Connecticut Division

Stratford, CT

•             Eastern Pennsylvania Division

Philadelphia, PA

•             Georgia Division

Atlanta, GA

•             Mid-Atlantic Division

Elkridge, MD

•             New England Division

Lawrence, MA

•             New York Metro Division

Parsippany, NJ

•             North Florida Division

Tampa, FL

•             South Atlantic Division

Henderson, NC

•             South Florida Division

Miami, FL

•             West Pennsylvania Division

Sewickley, PA

Western Region

Pleasanton, CA

•             Alaska Division

Anchorage, AK

•             Arizona Division

Phoenix, AZ

•             North California Division

Newark, CA

•             North Texas Division

Arlington, TX

•             Oregon Division

Portland, OR

•             Idaho-Utah Divison

Idaho Falls, ID

•             South California Division

La Mirada, CA

•             South Texas Division

Houston, TX

•             Washington Division

Renton, WA

CANADA

Mississauga, ON

•             Atlantic Division

Halifax, NS

•             British Columbia Division

Vancouver, BC

•             Alberta Division

Edmonton, AB

•             Ontario Division

Mississauga, ON

•             Quebec Division

Boucherville, QC

Office Products Europe Division

AUSTRIA

Corporate Express GmbH & Co. KG

Wels

Corporate Express Büroartikelhandel GmbH

Vienna

BELGIUM

Corporate Express Belgium NV

Wemmel (Brussels)

DENMARK

Corporate Express Denmark A/S

Holstebro

FRANCE

Corporate Express France/ANFA S.A.S.

Bondoufle (Paris)

GERMANY

Corporate Express Deutschland GmbH & Co. Vertriebs KG

Stuttgart

IRELAND

Corporate Express (Ireland) Limited

Dublin

ITALY

Corporate Express SpA

Cusago (Milan)

LUXEMBOURG

Corporate Express Luxembourg/Eugène Hoffman Sarl

Howald (Hesperange)

NETHERLANDS

Corporate Express Europe BV

Amsterdam

Buhrmann Office Products Nederland BV

Amsterdam

•             Corporate Express Nederland

Utrecht

•             Dawidenko International

Utrecht

•             Intercambio

Utrecht

Corporate Express Document Automatisering BV

Capelle a/d IJssel (Rotterdam)

DocVision BV

Utrecht

POLAND

Corporate Express Polska Sp.z.o.o.

Gdynia

SWEDEN

Corporate Express Svenska AB

Borås (Goteborg)

UNITED KINGDOM

Corporate Express UK Ltd.

Birmingham

Office Products Australia

AUSTRALIA

Corporate Express Australia Ltd. (52%)

Rosebery, Sydney, NSW

and locations in: Adelaide, Alice Springs, Brisbane, Bunbury, Cairns, Canberra, Darwin, Gladstone, Gold Coast, Hobart, Launceston, Mackay, Melbourne, Newcastle, Perth and Townsville

NEW ZEALAND

Corporate Express New Zealand Ltd. (52%)

Auckland

and locations in: Wellington, Christchurch, Dunedin and Blenheim

Paper Merchanting

Merchants

AUSTRIA

PaperNet GmbH & Co. KG

Wiener Neudorf

BELGIUM

Epacar NV

Kontich (Antwerp)

Triton Komputer Service Buro BVBA

Wetteren

CROATIA

Adria Papir d.o.o.

Zagreb

CZECH REPUBLIC

Ospap velkoobchod papírem, a.s. (96%)

Prague

DENMARK

CC&Co A/S

Holstebro

PaperNet Denmark A/S

Copenhagen

Udesen A/S, Grafisk Fagcenter

Vejle

FINLAND

PaperNet oy och hemart Helsingfors

Helsinki

FRANCE

Buhrmann France Image SAS

Croissy-Beaubourg (Paris)

•             Bellegarde

St. Ouen (Paris)

•             Carpa ADP

Croissy-Beaubourg (Paris)

•             Libert

Croissy-Beaubourg (Paris)

GERMANY

Deutsche Papier Vertriebs GmbH

Augsburg

•             Deutsche ADP

Augsburg

Budapest Papir Kft

Budapest

IRELAND

Contact Papers Ltd.

Dublin

Robert Horne Paper (Ireland) Ltd.

Dublin

Supreme Paper Company Ltd.

Dublin

Paper Sales Ltd.

Cork

ITALY

Polyedra SpA

Settimo Milanese (Milan)

•             Caledonia Srl (90%)

Caleppio di Settala (Milan)

NETHERLANDS

Bührmann-Ubbens BV

Zutphen

DRiem Papier BV

Zoetermeer (The Hague)

Proost en Brandt BV

Diemen (Amsterdam)

•             Velpa Enveloppen BV

Zwijndrecht

POLAND

Mercator Papir Sp.z o.o.

Kraków

PORTUGAL

Tulipel-Commércio de Papéis Lda.

Lisbon

SINGAPORE

Winpac Pte Ltd. (50%)

Singapore

•             Vietnam Representative Office

Ho Chi Minh City (Vietnam)

SLOVAKIA

Bratislavská Papierenská Spoločnosť s.r.o.

Bratislava

SLOVENIA

Alpe Papir d.o.o.

Ljubljana

SOUTH AFRICA

Finwood Papers (Pty) Ltd.

Johannesburg

SPAIN

Papelco S.A.

San Boi de Llobregat (Barcelona)

Union Papelera S.A.

Barcelona

SWEDEN

Grafiskt Papper Norden AB

Vällingby and Stockholm

UNITED KINGDOM

The Howard Smith Paper Group Ltd.

Northampton

•             Howard Smith Paper Ltd.

Northampton

•             Howard Smith Paper (Scotland) Ltd.

West Lothian

•             Contract Paper Ltd.

Northampton

•             Precision Publishing Papers Ltd.

Yeovil

•             Savory Paper Ltd.

Northampton

•             Trade Paper Ltd.

Barwell

Robert Horne Group plc

Northampton

•             The Robert Horne Paper Company

Northampton

•             Robert Horne Business Papers

Northampton

•             Glenmore Business Papers

Rosyth

•             A&P Display

Northampton

•             Cox Plastics

Northampton

•             Paragon Imaging Materials

Manchester

The M6 Paper Group Ltd.

Macclesfield

UNITED STATES OF AMERICA

Kelly Paper Company

City of Industry (Los Angeles), CA

Other

GERMANY

Josef Fröhlen Papiergroßhandlung-Willi Reddemann Import-Export GmbH

Neuss

NETHERLANDS

Expresso Paper Platform BV (12.90%)

Amsterdam

Tricom Paper International BV

Amsterdam

MALAYSIA

VRG Paper (Malaysia) Sdn Bhd

Petaling Jaya, Selangor

P.R. CHINA

VRG Paper Hong Kong Ltd.

Hong Kong

•             Beijing Representative Office

Beijing

•             Shanghai Representative Office

Shanghai

•             Taiwan Representative Office

Taipei (Taiwan)

SINGAPORE

VRG Paper Asia Pte Ltd.

Singapore

Graphic Systems

BELGIUM/LUXEMBOURG

Plantin NV

Brussels (Evere)

GREECE

BTI-Hellas A.E.E.

Peristeri (Athens)

ITALY

Macchingraf SpA

Ospiate di Bollate (Milan)

NETHERLANDS

Tetterode-Nederland BV

Amsterdam

SPAIN

Maquinaria Artes Gráficas Hartmann, S.A.

Cornellà de Llobregat (Barcelona)

Other

Buhrmann Europcenter NV

Wellen/Belgium

Buhrmann International BV

Amsterdam/Netherlands

Buhrmann Silver SA

Luxembourg

Buhrmann US, Inc.

Broomfield, CO/USA

Buhrmann Silver US LLC

Delaware, CO/USA